CODE OF ETHICS

                         HENSSLER ASSET MANAGEMENT, LLC
                        G.W. HENSSLER & ASSOCIATES, LTD.
                                       AND
                            THE HENSSLER FUNDS, INC.


Henssler Asset Management, LLC, G.W. Henssler & Associates, Ltd., and the Henssler Funds, Inc. (hereinafter "HAM", "GWH" and "HFI", respectively, and collectively "the firms") have adopted the following policies and procedures effective April 10, 1998, as amended June 30 2000. This Code of Ethics (hereinafter "the Code") shall replace all previously adopted polices and procedures as they relate to the subject matter of the Code.

All employees, managers, members, principals, directors and other affiliated persons (hereinafter "associated persons") are expected to study and understand the Code, and to initially upon employment or commencement of other affiliation and annually thereafter, agree to comply with the provisions of the Code, and to confirm such understanding and agreement in writing. The firms require that all associated persons must act in accordance with all applicable Federal and State regulations governing registered investment advisory practices. Any associated person who intentionally breaches this Code or any applicable law or regulation shall be subject to immediate termination.

Certain directors of HFI may be deemed "disinterested directors" when they, in the course of their everyday activities with respect to the firms, would not have access to advisory recommendations. Such "disinterested directors" are generally exempt from the personal trading restrictions and reporting requirements placed on other associated persons, except where such director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the covered security, or the Fund or its Investment Adviser considered purchasing or selling the covered security. (Investment Company Act of 1940, Rule 17j-1(d)(2)(ii))

HAM and GWH, as Registered Investment Advisers, and all associated persons of the firms, have a fiduciary duty to, at all times, place the interests of clients ahead of personal interests. The primary function of the Code is to provide a framework through which the clients' interests are duly protected. Accordingly, any associated person not in compliance with the Code shall be subject to such disciplinary action, including termination, as set out in Appendix C.

I.   Definitions

/A/  Associated person ("you").
     -----------------

Any employee, manager, member, principal, director or other affiliated person of the firms.

/B/  Insider trading.
     ----------------

Although not clearly defined in federal securities laws, the term "insider trading" is generally used to refer to the use of material, non-public information to make decisions with respect to securities trading. You do not have to be an insider to possess inside information. In fact, prudent action would require that, in the event that any person begins to provide you with inside information, even if you do not intend to use that information to make trading decisions, you should stop the person from giving you the information. In the event that you receive Material non-public information nonetheless you should report this to the Compliance Officer of the firms immediately, and such security will be placed on the restricted list.

/C/  Material information.
     ---------------------

This is information for which there is a substantial likelihood that a reasonable investor would consider it to be important in making his or her investment decision.

/D/  Nonpublic information.
     ----------------------

Information is "nonpublic" if it has not yet been effectively communicated to the market place or is not generally available to a potential investor on reasonable inquiry.

/E/  Private client accounts.
     ------------------------

Portfolios managed by one of the firms on a continuous basis, compensation for which is calculated on a percent-of-assets basis.

/F/  Research Department/Investment Committee ("the Committee").
     -----------------------------------------------------------

GWH has a Research Department managed by Theodore L. Parrish. Mr. Parrish, Gene
W. Henssler, Ph.D., President of GWH, and other staff members regularly meet to discuss and review both existing securities in the Model Portfolio (and their relative weights in the Model) and those they may wish to consider for the Model. Their final decisions are then communicated to the rest of the staff of GWH. HAM has an investment committee made up of Theodore L. Parrish, Gene W. Henssler, Ph.D., and other staff members. The investment committee meets regularly to discuss and review both existing securities in the mutual funds and other accounts managed by HAM (and their relative weights in the fund(s)and accounts) and those they may wish to consider for the fund(s) and accounts. Their final decisions are then applied to the applicable fund(s') portfolios.

/G/  Model portfolio.
     ----------------

The Model Portfolio is a sample portfolio made up of the equity securities, in the relative weightings that the Committee deems appropriate, in which the equity portions of the private client accounts of GWH will be invested. The Henssler Equity Fund and any HAM accounts following the Model will be weighted in substantially the same manner as the Model.

/H/  Security under consideration for the Fund(s) or the Model.
     ----------------------------------------------------------

A new security shall generally be deemed to be under consideration when the Committee requests research or other information on the security, discusses it at on at least three different occasions in investment committee meetings, and, pursuant to such discussions, does not eliminate the security for possible inclusion in the Fund or the Model. Such security will remain "under consideration" until the possibility of its inclusion in the Model or the Fund is eliminated and for 15 days thereafter. A security will also be deemed to be under consideration for purchase or sale if the Committee determines that it should be deleted from or have its relative weighting changed in the Model or the Fund. Securities under consideration will be added to the Restricted List.

/I/  Active Security.
     ----------------

Once the Committee has made the decision to add, delete, or otherwise change the relative weighting in the Fund(s) or the Model, the security shall be deemed to be active. Active securities will be added to the Restricted List, and will remain there until the applicable trade is placed.

/J/  Restricted List.
     ----------------

The Restricted List includes securities in which associated persons of the firms generally may not effect personal securities transactions, except under the circumstances permitted below. The Restricted List will usually include, but is not limited to, securities under consideration by the Model or the Fund(s); active securities; securities for which open orders exist for the Model or the Fund(s); any security with respect to which any associated person has material non-public information; and companies which are under consideration for takeover or other corporate finance activities by or with a company whose stock is currently in the Model or the Fund(s); and any other security the Committee deems prudent to restrict.

/K/  Immediate household.
     --------------------

Your immediate household includes people who reside in your home. This includes, but is not limited to, live-in daycare providers, room-mates (i.e., people unrelated to you by blood or marriage), as well as spouses, children (natural and adopted), siblings, etc.


/L/  Personal securities transactions.
     ---------------------------------

These include transactions in all accounts over which you have beneficial ownership as defined in section 16 of the Securities Exchange Act of 1934. For restriction and reporting purposes, personal securities transactions also include the transactions of people in your immediate household, as defined above.

/M/  Related person transactions.
     ----------------------------

Should a person who is related to you but does not reside in the same household as you request that you place a trade on his/her behalf, this trade shall be subject to the pre-clearance requirement. Such trades shall not be subject to the quarterly reporting requirement.

I.        General Provisions

/A/ Associated persons ("you") shall not engage in any professional conduct involving dishonesty, fraud, deceit or misrepresentation, or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

/B/ You shall not undertake any independent practice, employment or otherwise, that could present a conflict of interest between yourself and any client of the firms.

/C/ You must obtain written approval by appropriate person(s) of the firms before engaging in any outside employment.

/D/ You must follow and adhere to the covenants and basic investment strategies employed by the firms at all times.

/E/ You shall not serve on the Board of Directors of a publicly traded company without prior authorization by an appropriate person(s) of the firms.

/F/ You must not personally accept any gift or other benefit (including travel, lodging, meals and/or entertainment) of more than a de minimis value (generally $100) from any person or entity engaged in conducting any business with the firms.

/G/ You are required, within 10 days of employment or commencement of any other affiliation with the firms, to disclose to the firms all beneficial ownership in any "security" (as defined in the Investment Company Act of 1940 and in Appendix
A), and shall annually provide a summary of all security holdings. Such reports shall include: (1) the title, number of shares and principal amount of each security; (2) the name of any broker dealer or bank with whom you maintain an account in which such securities are held, and: (3) the date the report is submitted.

/H/ You shall follow the policies and procedures outlined in the Code with respect to personal securities transactions, and the reporting thereof.

I.       Personal Securities Transactions

The firms and their associated persons may, for their own accounts, buy or sell securities identical to those recommended to clients. Additionally, any associated person(s) may have an interest or position in certain other securities, which may also be recommended to a client. However, no associated person shall prefer his or her own interest to that of any advisory client. As these situations may represent a potential conflict of interest, the firms have established the following restrictions in order to protect the interests of clients. The requirements and restrictions apply to all personal securities transactions of the associated person and his/her immediate household. At the firms' discretion, exceptions may be granted in certain unusual circumstances.

/A/ All personal securities transactions of associated persons, except those in registered mutual funds or other securities not required to be reported pursuant to Paragraph III, C below, shall be subject to pre-clearance by an appropriate person of the firms. All trades must be pre-cleared on the day the trade in question is to be placed. In the event that a trade is not executed on the day the order is initially placed, the order must be re-submitted to the appropriate person for pre-clearance prior to being re-entered.

/B/ You may not buy or sell securities for your own personal portfolio(s) where your decision is substantially derived, in whole or in part, by reason of your employment unless the information is also available to the investing public on reasonable inquiry. It is the expressed policy of the firms that no associated person may knowingly purchase any security in advance of a transaction being implemented for its advisory accounts with the intention of benefiting from transactions placed on behalf of advisory accounts.

/C/ You are required to make accurate reports to the firms within ten (10) days following the end of each calendar quarter with respect to your personal securities transactions and those of the members of your immediate household. (See Quarterly Compliance Report, Appendix B) You are not required to report transactions direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or registered mutual funds not managed or advised by the firms, except as required by Section II, Paragraph "G" above. You are not required to report transactions effected for, or securities held in, any account over which you have no direct or indirect influence or control.

/D/ Duplicate copies of an associated person's broker trade confirmations or account statements may be utilized for this purpose provided that such materials provide all information required by Rule 17j-1(d)(ii). Associated persons must report any new accounts opened during the quarter. With certain exceptions, associated persons shall be subject to a seven (7) day black-out period with respect to personal trading in securities which are being purchased/sold by the firms on behalf of the mutual fund(s) or private client accounts managed or advised by the firms, or are under consideration for purchase/sale on behalf of the mutual fund or private client accounts managed or advised by the firms. Associated persons are thereby prohibited from trading for seven (7) days before and after such trades by the firms. Exceptions, none of which shall negate the requirements of paragraphs A, B and C above, to this black-out period include:
(1) Trades involving securities which are not included in or are not under consideration to be included in the portfolio for a mutual fund or other account managed or advised by HAM or the Model Portfolio of GWH; or (2) any security purchased in a block trade with all applicable client accounts, provided that the associated person receives a price and execution that is no better than that obtained by any client.

/E/ Your personal trading may be subject to cancellation should a conflict arise.

/F/ You are strictly prohibited from acquiring any securities in any initial public offering.

/G/ You are prohibited from acquiring any securities pursuant to a private placement without prior written authorization by an appropriate person(s) of the firms

/H/ You are prohibited from actively engaging in short-term (thirty (30) day minimum holding time) trading for profit. If you can clearly show hardship or other reasonable need to buy or sell a security, for a profit, within thirty
(30) calendar days of its purchase, the sale may be allowed.

/I/  You are prohibited from trading in stock options.

/J/ The firms maintain a list of all securities holdings for themselves, and anyone associated with these advisory practices with access to advisory recommendations. An appropriate person of the firms reviews these holdings on a regular basis, and makes timely reports to the appropriate officers/directors.

/K/ Any associated person not in observance of the above may be subject to termination.


The Code is subject to change and modification by the appropriate officers/directors of the firms.

                                   APPENDIX A


                           Definition of a "Security"

The term "security" is defined in the Investment Company Act of 1940, Section 2(a)(36), as follows:

"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                   APPENDIX B

                         HENSSLER ASSET MANAGEMENT, LLC
                        G.W. HENSSLER & ASSOCIATES, LTD.
                                       AND
                            THE HENSSLER FUNDS, INC.

                       Quarterly Compliance Questionnaire

                       period ____________ to ____________


Please complete the following questions with regard to trading by you and/or your immediate household.

Have you or members of your household bought or sold any securities in the last calendar quarter? |_| Yes |_| No

If no, please sign, date and return to the Compliance Department within ten (10) days following the end of the calendar quarter noted above.

If Yes, please complete the following and return to the Compliance Department within five (5) days.

Thank you.

Name of        Buy        Amount of             Price of    Broker/      Date
               of
Security     or Sell     Transaction      Security     Dealer     Transaction
--------     -------     -----------      --------     ------     -----------


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--------------------------------                           ------------------
Signature                                                  Date


*Transactions in U.S. Treasury Securities, Certificates of Deposit and/or shares of registered mutual funds not managed by G.W. Henssler & Associates, Ltd. or its affiliates need not be reported.

                                   APPENDIX C


               DISCIPLINARY POLICIES REGARDING THE CODE OF ETHICS


The following disciplinary actions will be administered to any employee in violation of the Code of Ethics. In the event of an intentional breach of the Code, any associated person may be subject to immediate termination.

         Anytime an employee violates the Code of Ethics, and the violation results in personal profit, the profits will be disgorged to the charity of the firms' choice, in a manner determined by the firms.
         /1/ In the instance of a first infraction, a notice of reprimand will be placed in the employee's file, and appropriate officers/directors will be notified.
         /2/ In the instance of a second infraction, the associated person will be placed on one day's suspension; that is, the employee will be required to take a day without pay, within fourteen (14) business days of the offense, and notification will be made to the appropriate officers/directors.
         /3/ In the instance of a third infraction, the employee will be prohibited from any personal securities transaction for a period of three (3) months, will be placed on one day's suspension within fourteen (14) business days of the offense, and notification will be made to the appropriate officers/directors.
         /4/ In the instance of a fourth infraction, the employee will be terminated.

The firms will consult with counsel as to appropriate sanctions for directors in violation of the Code.

The firms will maintain a written record of violations and disciplinary actions taken. This written record will also be reported to the board of directors of HFI annually.